SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2005

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Microgy Cogeneration Systems, Inc. (“Microgy”), a wholly owned subsidiary of Environmental Power Corporation (the “Registrant”), and Danish Biogas Technology, A/S (“DBT”) entered into Addendum No. 2 to the Technology Licensing Agreement, dated May 12, 2000, between Microgy and DBT (the “Licensing Agreement”), as amended by that certain Addendum, dated April 14, 2003 (“Addendum No. 1”). The Licensing Agreement, as amended, sets forth the terms on which DBT has granted to Microgy an exclusive license in North America to DBT’s proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. Addendum No. 2 to the Licensing Agreement (“Addendum No. 2”), which was executed and delivered as of March 17, 2005, but is effective as of March 7, 2005, further amends the Licensing Agreement principally as follows:

•	To provide for an agreed upon schedule of procedures for tasks to be performed during the design phase of each biogas plant developed by Microgy (the “Design Phase);

•	To clarify that the fee referred to in Article 4.1 of Addendum No. 1 (the “Design Fee”) is payable upon performance of the Design Phase for a project, and that the Design Fee is the only fee to which DBT is entitled in respect of DBT’s performance during the Design Phase of a project; and

•	To provide that, for purposes of Appendix No. 1 to Addendum No. 1, Microgy will be considered to have “initiated construction” on a project upon payment by Microgy to DBT of the Design Fee with respect to such project.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ R. Jeffrey Macartney
R. Jeffrey Macartney
Chief Financial Officer

Dated: March 17, 2005

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